Exhibit 99.1

                                                   NEWS

Charter Reports Second Quarter 2009
Financial and Operating Results

With focus on the customer, Charter’s operations remain solid;
financial restructuring progresses

St. Louis, Missouri – August 6, 2009 – Charter Communications, Inc. (Pink OTC: CHTRQ) (along with its subsidiaries, the “Company” or “Charter”) today reported financial and operating results for the three and six months ended June 30, 2009.

Key year-over-year highlights:

•	Second quarter revenues of $1.690 billion grew 4.4% on a pro forma1 basis and 4.1% on an actual basis; primarily driven by increases in telephone and high-speed Internet (HSI) revenues.

•	Second quarter adjusted EBITDA2 of $638 million grew 8.3% on a pro forma basis and 8.0% on an actual basis.

•	Second quarter adjusted EBITDA margin of 37.8% increased 140 basis points on a pro forma and actual basis.

•	Total average monthly revenue per basic video customer (ARPU) for the quarter increased 8.3% year-over-year to $113.29, driven by increased sales of The Charter BundleTM.

•
Commercial revenues increased 15.8% year-over-year on a pro forma basis and 14.6% on an actual basis, accounting for more than 20% of total second quarter revenue growth, primarily driven by the Charter Business Bundle.

1 Pro forma results are described below in the “Use of Non-GAAP Financial Metrics” section and are provided in the addendum of this news release.
2 Adjusted EBITDA is defined in the “Use of Non-GAAP Financial Metrics” section and is reconciled to net cash flows from operating activities in the addendum of this news release.

 “Charter is reporting solid results in a challenging environment, where consumers are in search of the best value. Many people are spending more time at home and want the best entertainment and communications services for their money. We are listening and are providing value to customers’ homes and businesses through the bundle and enhanced products, as well as improved customer service,” said Neil Smit, President and Chief Executive Officer.

“Charter has developed a portfolio of solutions to both improve communications with our customers and personalize the customer experience including Day of Service, where a dedicated Charter team assists customers with any questions on the day of an appointment, as well as a Social Media team, shorter service arrival windows and a growing loyalty program. We are also improving our product offerings with the addition of more video on demand and high-definition on demand choices.

“For our business customers, we have launched Charter Business Voice Trunk T1-PRI (primary rate interface) telephone service that supports call centers, offices with large numbers of employees, and companies generating a high-volume of calls.”

Key Operating Results

All of the following customer growth and ARPU statistics are presented on a pro forma basis. Charter served approximately 12.5 million revenue generating units as of June 30, 2009. Approximately 55% of Charter’s customers subscribe to a bundle, up from 50% in the second quarter of 2008. Charter’s pro forma ARPU for the second quarter of 2009 was $113.29, an increase of 8.3% compared to second quarter 2008, primarily as a result of higher bundled penetration.

Second quarter 2009 customer changes (on a pro forma basis) included the following:

•
Digital video customers declined by approximately 5,700 and basic video customers decreased by 73,300 during the second quarter. Video ARPU was $61.35 for the second quarter of 2009, up 4.3% year-over-year.

•
HSI customers grew by approximately 10,600 during the second quarter of 2009. HSI ARPU of $41.41 increased approximately 1.8% compared to the year-ago quarter, driven by customer upgrades to higher levels of service.

•	Second quarter 2009 net gains of telephone customers were approximately 56,900. Telephone penetration is now 14.0% of approximately 10.6 million telephone homes passed as of June 30, 2009.

As of June 30, 2009, Charter served approximately 5,361,600 customers and the Company’s 12,519,600 RGUs were comprised of 4,929,900 basic video, 3,152,000 digital video, 2,957,700 HSI, and 1,480,000 telephone customers.

Second Quarter Results – Actual and Pro forma

Second quarter revenues of $1.690 billion increased 4.4% compared to the year-ago quarter on a pro forma basis and 4.1% on an actual basis. The increase resulted primarily from telephone and HSI revenue growth.

Telephone revenues for the 2009 second quarter were $177 million, a 32.1% increase over second quarter 2008, driven by a larger telephone customer base and an increase in telephone ARPU. HSI revenues were $367 million, up 8.3% year-over-year on an actual basis, due to an increased number of customers and ARPU growth. Video revenues were $873 million, essentially flat with the year-ago quarter, primarily as a result of digital and advanced services revenue growth, offset by a decline in basic video customers. Commercial revenues rose to $110 million, a 14.6% increase year-over-year on an actual basis, resulting from increased sales of the Charter Business Bundle® primarily to small and medium-size businesses, growth in our fiber-based data services and the launch of PRI services. Advertising sales revenues declined 17.3% year-over-year to $62 million for the second quarter of 2009 primarily as a result of significant decreases in revenues from the political, automotive and retail sectors.

Operating costs and expenses totaled $1.052 billion for the second quarter of 2009, a 1.9% increase on an actual basis compared to the year-ago period. Operating expenses for the 2009 second quarter, which include programming, service and advertising sales costs, were $715 million, a 2.4% increase year-over-year on an actual basis, primarily as a result of increased programming costs. Selling, general, and administrative expenses were $337 million, an increase of less than 1.0% on an actual basis compared to the year-ago quarter, reflecting efficiencies gained in our operations.

Adjusted EBITDA for the second quarter of 2009 rose to $638 million, up 8.3% compared to the year-ago period on a pro forma basis and up 8.0% on an actual basis.

Charter reported $301 million of income from operations in the second quarter of 2009, compared to $230 million in the second quarter of 2008 on an actual basis. Net loss for the second quarter of 2009 was $112 million, or 30 cents per common share. For the second quarter of 2008, Charter reported actual net loss of $274 million and a net loss per common share of 74 cents. The increase in income from operations resulted primarily from the increase in sales of our bundled services, improved cost efficiencies and a decrease in other operating expenses, net. The decrease in net loss resulted from the same factors along with a decrease in interest expense resulting from not recording contractual interest on debt subject to compromise and the allocation of losses of $47 million to noncontrolling interest beginning January 1, 2009 based on the adoption of Statement of Financial Accounting Standards No. 160, partially offset by expenses related to the financial restructuring underway at Charter. While operating during the Chapter 11 proceedings, the Company ceased recording interest on its debt subject to compromise as of March 27, 2009, except on CCH II, LLC (“CCH II”) debt. The Company will continue to accrue interest on CCH II’s debt as it intends to pay the interest under its Joint Plan of Reorganization. This amount is recorded as accrued interest in liabilities subject to compromise. The amount of contractual interest expense not recorded for the three and six months ended June 30, 2009 was approximately $206 million and $215 million, respectively.

Expenditures for property, plant, and equipment for the second quarter of 2009 were $271 million, compared to second quarter 2008 expenditures of $316 million. The decrease in capital expenditures is primarily the result of declines in customer premise equipment and support capital expenditures.

Net cash flows from operating activities for the second quarter of 2009 were $438 million, compared to actual net cash flows used in operating activities of $36 million in the second quarter of 2008. The change in net cash flows from operating activities is primarily due to a decrease in cash paid for interest, and an increase in adjusted EBITDA, partially offset by costs associated with the on-going restructuring.

Year to Date Results – Pro forma

Pro forma revenues for the six months ended June 30, 2009 were $3.351 billion, an increase of 5.4%, or $173 million, over pro forma 2008 results.

Pro forma adjusted EBITDA for the first six months of 2009 totaled $1.254 billion, an increase of 10.7% compared to the pro forma results for the year-ago period. The pro forma adjusted EBITDA margin increased 170 basis points for the first half of the year to 37.4%, up from 35.7% in the year-ago period on a pro forma basis.

Year to Date Results – Actual

Revenues of $3.352 billion for the six months ended June 30, 2009 increased 5.2% compared to the year-ago period. The increase resulted primarily from telephone and HSI revenue growth.

Telephone revenues for the first half of 2009 were $346 million, a 35.7% increase over the first half of 2008, driven by a larger telephone customer base and an increase in telephone ARPU. HSI revenues were $727 million, up 9.0% year-over-year. Video revenues were $1.745 billion, up just under 1.0% year-over-year. Commercial revenues rose to $217 million, a 14.8% increase year-over-year. Advertising sales revenues declined 18.9% year-over-year to $116 million for the first half of 2009.

Operating costs and expenses totaled $2.098 billion for the first six months of 2009, a 2.3% increase compared to the year-ago period. Operating expenses for the 2009 first half of the year, which include programming, service and advertising sales costs, were $1.428 billion, a 3.5% increase year-over-year. Selling, general, and administrative expenses were $670 million, essentially flat with the year-ago period, reflecting efficiencies gained in our operations. Operating costs and expenses also reflect certain modified payment terms made during the first quarter which reduced costs and expenses by approximately $6 million.

Adjusted EBITDA for the six months ended June 30, 2009 rose to $1.254 billion, up 10.4% compared to the year-ago period.

Charter reported $635 million of income from operations in the first half of 2009, compared to $435 million in the first half of 2008. Net loss for the first six months of 2009 was $317 million, or 84 cents per common share. For the first six months of 2008,

Charter reported a net loss of $633 million and a net loss per common share of $1.71. The increase in income from operations resulted primarily from the increase in sales of our bundled services, improved cost efficiencies, and favorable litigation settlements in 2009. The decrease in net loss resulted from the same factors along with a decrease in interest expense and the allocation of losses of $176 million to noncontrolling interest, partially offset by expenses related to the financial restructuring underway at Charter.

Expenditures for property, plant, and equipment for the first six months of 2009 were $540 million, compared to first half of 2008 expenditures of $650 million. The decrease in capital expenditures is primarily the result of higher spending on scalable infrastructure during the first half of 2008 related to HSI and headend upgrades combined with lower expenditures on support capital.

Net cash flows from operating activities for the first six months of 2009 were $625 million, compared to $168 million in the first half of 2008. The change in net cash flows from operating activities is primarily due to a decrease in cash paid for interest, and an increase in adjusted EBITDA, partially offset by costs associated with the on-going restructuring.

Mr. Smit concluded, “We continue to achieve greater operating efficiencies, and as a result, Charter today is a much more nimble organization, and better positioned for the current environment. I am also pleased with the progress we are making with our financial restructuring and commend our employees for continuing to provide our customers with superior service and value throughout this process.”

Restructuring

As of June 30, 2009, Charter had $21.610 billion in debt, $9.853 billion of which was classified as liabilities subject to compromise due to Charter’s restructuring efforts. As previously announced, on March 27, 2009, Charter filed its pre-arranged Joint Plan of Reorganization (the “Pre-Arranged Plan”) and Chapter 11 petitions in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) in order to implement a financial restructuring that, upon approval, would reduce the Company’s debt by approximately $8 billion. On July 20, 2009, Charter began the hearing for the Bankruptcy Court to consider confirmation of Charter’s Pre-Arranged

\
Plan, which hearing is ongoing. If confirmed by the Bankruptcy Court, the Pre-Arranged Plan will become effective once all its closing conditions have been met, at which point Charter will conclude the Chapter 11 process. As a debtor in possession, the Company is authorized to transact business in the ordinary course of business and, as such, has been paying its trade creditors in full in the normal course. Charter expects that cash on hand and cash flows from operating activities will be adequate to fund its projected cash needs as it proceeds with its financial restructuring.

The Company’s principal Chapter 11 petition has been assigned the lead case number 09-11435. Additional information about Charter’s restructuring, including the disclosure statement describing the Pre-Arranged Plan and the terms of the committed and optional investments by members of the Bondholder Committee, is available at the Company’s website www.charter.com. You may also receive information from the Company’s restructuring information line, 800-419-3922. For access to Court documents and other general information about the Chapter 11 cases, please visit www.kccllc.net/charter.

Use of Non-GAAP Financial Metrics

The Company uses certain measures that are not defined by Generally Accepted Accounting Principles (“GAAP”) to evaluate various aspects of its business. Adjusted EBITDA, pro forma adjusted EBITDA, and free cash flow are non-GAAP financial measures and should be considered in addition to, not as a substitute for, net cash flows from operating activities reported in accordance with GAAP. These terms, as defined by Charter, may not be comparable to similarly titled measures used by other companies.

Adjusted EBITDA is defined as income from operations before depreciation and amortization, stock compensation expense, and other operating expenses, such as special charges and loss on sale or retirement of assets. As such, it eliminates the significant non-cash depreciation and amortization expense that results from the capital-intensive nature of the Company’s businesses as well as other non-cash or non-recurring items, and is unaffected by the Company’s capital structure or investment activities. Adjusted EBITDA and pro forma adjusted EBITDA are liquidity measures used by Company management and its board of directors to measure the Company’s ability to fund operations and its financing obligations. For this reason, it is a significant component of Charter’s annual incentive compensation program. However, this measure is limited in that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues and the cash cost of financing for the Company. Company management evaluates these costs through other financial measures.

Free cash flow is defined as net cash flows from operating activities, less capital expenditures and changes in accrued expenses related to capital expenditures.

The Company believes that adjusted EBITDA, pro forma adjusted EBITDA, and free cash flow provide information useful to investors in assessing Charter’s ability to service its debt, fund operations, and make additional investments with internally generated funds. In addition, adjusted EBITDA generally correlates to the leverage ratio calculation under the Company’s credit facilities or outstanding notes to determine compliance with the covenants contained in the facilities and notes (all such documents have been previously filed with the United States Securities and Exchange Commission). Adjusted EBITDA and pro forma adjusted EBITDA, as presented, include management fee expenses in the amount of $34 million and $32 million for the three months ended June 30, 2009 and 2008, respectively, which expense amounts are excluded for the purposes of calculating compliance with leverage covenants.

In addition to the actual results for the three months ended June 30, 2009 and 2008, we have provided pro forma results in this release for the three months ended June 30, 2008, and the six months ended June 30, 2009 and 2008. We believe these pro forma results facilitate meaningful analysis of the results of operations. Pro forma results in this release reflect certain sales of cable systems in 2008 and 2009 as if they occurred as of January 1, 2008. Pro forma statements of operations for the three months ended June 30, 2008 and six months ended June 30, 2009 and 2008; and pro forma customer statistics as of December 31, 2008 and June 30, 2008; are provided in the addendum of this news release.

About Charter Communications®

Charter Communications, Inc. is a leading broadband communications company and the fourth-largest cable operator in the United States. Charter provides a full range of advanced broadband services, including advanced Charter Digital Cable® video entertainment programming, Charter High-Speed® Internet access, and Charter Telephone®. Charter Business™ similarly provides scalable, tailored, and cost-effective broadband communications solutions to business organizations, such as business-to-business Internet access, data networking, video and music entertainment services, and business telephone. Charter's advertising sales and production services are sold under the Charter Media® brand. On March 27, 2009, Charter filed a pre-arranged plan and Chapter 11 petitions in the United States Bankruptcy Court for the Southern District of New York. Charter believes its operations are strong and expects to continue operating as usual during the financial restructuring. More information about Charter can be found at www.charter.com.
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Contact:

Media:                                                                Analysts:
Anita Lamont                                                    Mary Jo Moehle
314-543-2215                                                     314-543-2397

Cautionary Statement Regarding Forward-Looking Statements:

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies and prospects, both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions, including, without limitation, the factors described under "Risk Factors" from time to time in our filings with the Securities and Exchange Commission ("SEC"). Many of the forward-looking statements contained in this release may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimated," "aim," "on track," "target," "opportunity" and "potential," among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this release are set forth in other reports or documents that we file from time to time with the SEC, including our quarterly reports on Form 10-Q filed in 2009 and our most recent annual report on Form 10-K and include, but are not limited to:

•	the completion of the Company’s restructuring including the outcome and impact on our business of the proceedings under Chapter 11 of the Bankruptcy Code;
•
the ability of the Company to satisfy closing conditions under the agreements-in-principle with certain of our bondholders and amended pre-arranged Joint Plan of Reorganization (“the Plan”) and related documents and to have the Plan confirmed by the Bankruptcy Court;

•
the availability and access, in general, of funds to meet interest payment obligations under our debt and to fund our operations and necessary capital expenditures, either through cash on hand, cash flows from operating activities, further borrowings or other sources and, in particular, our ability to fund debt obligations (by dividend, investment or otherwise) to the applicable obligor of such debt;

•
our ability to comply with all covenants in our indentures and credit facilities, any violation of which, if not cured in a timely manner, could trigger a default of our other obligations under cross-default provisions;

•
our ability to repay debt prior to or when it becomes due and/or successfully access the capital or credit markets to refinance that debt through new issuances, exchange offers or otherwise, including restructuring our balance sheet and leverage position, especially given recent volatility and disruption in the capital and credit markets;

•
the impact of competition from other distributors, including but not limited to incumbent telephone companies, direct broadcast satellite operators, wireless broadband providers, and digital subscriber line ("DSL") providers;

•	difficulties in growing and operating our telephone services, while adequately meeting customer expectations for the reliability of voice services;
•	our ability to adequately meet demand for installations and customer service;
•
our ability to sustain and grow revenues and cash flows from operating activities by offering video, high-speed Internet, telephone and other services, and to maintain and grow our customer base, particularly in the face of increasingly aggressive competition;

•	our ability to obtain programming at reasonable prices or to adequately raise prices to offset the effects of higher programming costs;
•
general business conditions, economic uncertainty or downturn, including the recent volatility and disruption in the capital and credit markets and the significant downturn in the housing sector and overall economy; and

•	the effects of governmental regulation on our business.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. We are under no duty or obligation to update any of the forward-looking statements after the date of this release.

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CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND OPERATING DATA
(DOLLARS IN MILLIONS, EXCEPT PER SHARE AND SHARE DATA)

	Three Months Ended June 30,			Six Months Ended June 30,
	2009	2008		2009	2008
	Actual	Actual	% Change	Actual	Actual	% Change

REVENUES:
Video	$873	$874	-0.1%	$1,745	$1,732	0.8%
High-speed Internet	367	339	8.3%	727	667	9.0%
Telephone	177	134	32.1%	346	255	35.7%
Commercial	110	96	14.6%	217	189	14.8%
Advertising sales	62	75	-17.3%	116	143	-18.9%
Other	101	105	-3.8%	201	201	0.0%
Total revenues	1,690	1,623	4.1%	3,352	3,187	5.2%

COSTS AND EXPENSES:
Operating (excluding depreciation and amortization) (a)	715	698	2.4%	1,428	1,380	3.5%
Selling, general and administrative (excluding stock
compensation expense) (b)	337	334	0.9%	670	671	-0.1%
Operating costs and expenses	1,052	1,032	1.9%	2,098	2,051	2.3%

Adjusted EBITDA	638	591	8.0%	1,254	1,136	10.4%

Adjusted EBITDA margin	37.8%	36.4%		37.4%	35.6%

Depreciation and amortization	329	328		650	649
Stock compensation expense	6	8		17	16
Other operating (income) expenses, net	2	25		(48)	36

Income from operations	301	230		635	435

OTHER INCOME (EXPENSES):
Interest expense, net (excluding unrecorded contractual interest expense of $206 and $215 for the three and six months ended
June 30, 2009, respectively)	(216)	(475)		(679)	(941)
Change in value of derivatives	-	26		(4)	(11)
Reorganization items, net	(184)	-		(325)	-
Other income, net	-	6		1	5
	(400)	(443)		(1,007)	(947)

Loss before income taxes	(99)	(213)		(372)	(512)

Income tax expense	(60)	(59)		(121)	(117)

Consolidated net loss	(159)	(272)		(493)	(629)

Less: Net (income) loss - noncontrolling interest	47	(2)		176	(4)

Net loss - Charter shareholders	$(112)	$(274)		$(317)	$(633)

Loss per common share, basic and diluted:
Net loss - Charter shareholders	$(0.30)	$(0.74)		$(0.84)	$(1.71)

Weighted average common shares outstanding, basic and diluted	378,982,037	371,652,070		378,541,155	370,868,849

(a) Operating expenses include programming, service, and advertising sales expenses.

(b) Selling, general and administrative expenses include general and administrative and marketing expenses.

Adjusted EBITDA is a non-GAAP term. See page 7 of this addendum for the reconciliation of adjusted EBITDA to net cash flows from operating activities as defined by GAAP.

Addendum to Charter Communications, Inc. Second Quarter 2009 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND OPERATING DATA
(DOLLARS IN MILLIONS, EXCEPT PER SHARE AND SHARE DATA)

	Three Months Ended June 30,			Six Months Ended June 30,
	2009	2008		2009	2008
	Actual	Pro Forma (a)	% Change	Pro Forma (a)	Pro Forma (a)	% Change

REVENUES:
Video	$873	$871	0.2%	$1,744	$1,726	1.0%
High-speed Internet	367	338	8.6%	727	666	9.2%
Telephone	177	134	32.1%	346	255	35.7%
Commercial	110	95	15.8%	217	188	15.4%
Advertising sales	62	75	-17.3%	116	142	-18.3%
Other	101	105	-3.8%	201	201	0.0%
Total revenues	1,690	1,618	4.4%	3,351	3,178	5.4%

COSTS AND EXPENSES:
Operating (excluding depreciation and amortization) (b)	715	697	2.6%	1,427	1,376	3.7%
Selling, general and administrative (excluding stock
compensation expense) (c)	337	332	1.5%	670	669	0.1%
Operating costs and expenses	1,052	1,029	2.2%	2,097	2,045	2.5%

Adjusted EBITDA	638	589	8.3%	1,254	1,133	10.7%

Adjusted EBITDA margin	37.8%	36.4%		37.4%	35.7%

Depreciation and amortization	329	327		650	647
Stock compensation expense	6	8		17	16
Other operating (income) expenses, net	2	25		(50)	36

Income from operations	301	229		637	434

OTHER INCOME (EXPENSES):
Interest expense, net (excluding unrecorded contractual interest expense of $206 and $215 for the three and six months ended
June 30, 2009, respectively)	(216)	(475)		(679)	(941)
Change in value of derivatives	-	26		(4)	(11)
Reorganization items, net	(184)	-		(325)	-
Other income, net	-	6		1	5
	(400)	(443)		(1,007)	(947)

Loss before income taxes	(99)	(214)		(370)	(513)

Income tax expense	(60)	(59)		(121)	(117)

Consolidated net loss	(159)	(273)		(491)	(630)

Less: Net (income) loss - noncontrolling interest	47	(2)		176	(4)

Net loss - Charter shareholders	$(112)	$(275)		$(315)	$(634)

Loss per common share, basic and diluted:
Net loss - Charter shareholders	$(0.30)	$(0.74)		$(0.83)	$(1.71)

Weighted average common shares outstanding, basic and diluted	378,982,037	371,652,070		378,541,155	370,868,849

(a) Pro forma results reflect certain sales of cable systems in 2008 and 2009 as if they occurred as of January 1, 2008. The pro forma statements of operations do not include adjustments for financing transactions completed by Charter during the periods presented or certain other dispositions of assets because those transactions did not significantly impact Charter's adjusted EBITDA. However, all transactions completed in 2008 and 2009 have been reflected in the operating statistics. The pro forma data is based on information available to Charter as of the date of this document and certain assumptions that we believe are reasonable under the circumstances. The financial data required allocation of certain revenues and expenses and such information has been presented for comparative purposes and is not intended to provide any indication of what our actual financial position, or results of operations would have been had the transactions described above been completed on the dates indicated or to project our results of operations for any future date.

(b) Operating expenses include programming, service, and advertising sales expenses.

(c) Selling, general and administrative expenses include general and administrative and marketing expenses.

June 30, 2009. Pro forma revenues, operating costs and expenses and net loss were reduced by $1 million, $1 million and $2 million, respectively, for the six months ended June 30, 2009.

June 30, 2008. Pro forma revenues and operating costs and expenses were reduced by $5 million and $3 million, respectively, and pro forma net loss increased by $1 million, for the three months ended June 30, 2008. Pro forma revenues and operating costs and expenses were reduced by $9 million and $6 million, respectively, and pro forma net loss increased by $1 million, for the six months ended June 30, 2008.

Adjusted EBITDA is a non-GAAP term. See page 7 of this addendum for the reconciliation of adjusted EBITDA to net cash flows from operating activities as defined by GAAP.

Addendum to Charter Communications, Inc. Second Quarter 2009 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
UNAUDITED CONSOLIDATED BALANCE SHEETS
(DOLLARS IN MILLIONS)

	June 30,	December 31,
	2009	2008

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$992	$960
Accounts receivable, net of allowance for doubtful accounts	215	222
Prepaid expenses and other current assets	80	36
Total current assets	1,287	1,218

INVESTMENT IN CABLE PROPERTIES:
Property, plant and equipment, net	4,871	4,987
Franchises, net	7,377	7,384
Total investment in cable properties, net	12,248	12,371

OTHER NONCURRENT ASSETS	205	293
Total assets	$13,740	$13,882

LIABILITIES AND SHAREHOLDERS' DEFICIT

LIABILITIES NOT SUBJECT TO COMPROMISE
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$1,388	$1,310
Current portion of long-term debt	11,757	155
Total current liabilities	13,145	1,465

LONG-TERM DEBT	-	21,511

NOTE PAYABLE - RELATED PARTY	-	75

DEFERRED MANAGEMENT FEES - RELATED PARTY	-	14

OTHER LONG-TERM LIABILITIES	738	1,082

LIABILITIES SUBJECT TO COMPROMISE (INCLUDING AMOUNTS
DUE TO RELATED PARTY OF $102 AND $0, RESPECTIVELY)	10,587	-

TEMPORARY EQUITY	259	241

SHAREHOLDERS' DEFICIT
Charter shareholders' deficit	(10,813)	(10,506)
Noncontrolling interest	(176)	-
Total shareholders' deficit	(10,989)	(10,506)

Total liabilities and shareholders' deficit	$13,740	$13,882

Addendum to Charter Communications, Inc. Second Quarter 2009 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(DOLLARS IN MILLIONS)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss - Charter shareholders	$(112)	$(274)	$(317)	$(633)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation and amortization	329	328	650	649
Noncash interest expense	11	15	26	29
Change in value of derivatives	-	(26)	4	11
Noncash reorganization items, net	23	-	131	-
Deferred income taxes	57	57	116	114
Noncontrolling interest	(47)	2	(176)	4
Other, net	7	4	19	15
Changes in operating assets and liabilities, net of effects from dispositions
Accounts receivable	(27)	(42)	7	(24)
Prepaid expenses and other assets	34	2	(44)	-
Accounts payable, accrued expenses and other	163	(102)	209	3
Net cash flows from operating activities	438	(36)	625	168

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(271)	(316)	(540)	(650)
Change in accrued expenses related to capital expenditures	8	(10)	(19)	(41)
Other, net	(4)	60	-	(11)
Net cash flows from investing activities	(267)	(266)	(559)	(702)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of long-term debt	-	-	-	1,765
Repayments of long-term debt	(17)	(93)	(34)	(1,195)
Payments for debt issuance costs	-	-	-	(39)
Other, net	2	(9)	-	(9)
Net cash flows from financing activities	(15)	(102)	(34)	522

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	156	(404)	32	(12)
CASH AND CASH EQUIVALENTS, beginning of period	836	467	960	75
CASH AND CASH EQUIVALENTS, end of period	$992	$63	$992	$63

CASH PAID FOR INTEREST	$310	$589	$531	$912

Addendum to Charter Communications, Inc. Second Quarter 2009 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
UNAUDITED SUMMARY OF OPERATING STATISTICS

	Approximate as of
	Actual		Pro Forma
	June 30,	March 31,	December 31,	June 30,
	2009 (a)	2009 (a)	2008 (a)	2008 (a)

Customer Summary:
Customer Relationships:
Residential (non-bulk) basic video customers (b)	4,672,100	4,746,000	4,769,900	4,873,800
Multi-dwelling (bulk) and commercial unit customers (c)	257,800	257,200	256,700	254,700
Total basic video customers	4,929,900	5,003,200	5,026,600	5,128,500

Non-video customers (b)	431,700	419,500	408,900	394,900
Total customer relationships (d)	5,361,600	5,422,700	5,435,500	5,523,400

Pro forma average monthly revenue per basic video customer (e)	$113.29	$110.43	$108.59	$104.63
Pro forma average monthly video revenue per basic video customer (f)	$61.35	$60.67	$59.25	$58.84

Residential bundled customers (g)	2,823,300	2,814,700	2,749,000	2,633,600

Revenue Generating Units:
Basic video customers (b) (c)	4,929,900	5,003,200	5,026,600	5,128,500
Digital video customers (h)	3,152,000	3,157,700	3,132,100	3,048,300
Residential high-speed Internet customers (i)	2,957,700	2,947,100	2,875,200	2,781,800
Telephone customers (j)	1,480,000	1,423,100	1,348,800	1,175,200
Total revenue generating units (k)	12,519,600	12,531,100	12,382,700	12,133,800

Video Cable Services:
Basic Video:
Estimated homes passed (l)	11,909,500	11,896,600	11,852,000	11,821,000
Basic video customers (b)(c)	4,929,900	5,003,200	5,026,600	5,128,500
Estimated penetration of basic homes passed (b) (c) (l) (m)	41.4%	42.1%	42.4%	43.4%
Pro forma basic video customers quarterly net loss (b) (c) (n)	(73,300)	(23,400)	(71,800)	(50,100)

Digital Video:
Digital video customers (h)	3,152,000	3,157,700	3,132,100	3,048,300
Digital penetration of basic video customers (b) (c) (h) (o)	63.9%	63.1%	62.3%	59.4%
Digital set-top terminals deployed	4,601,400	4,604,000	4,548,100	4,396,300
Pro forma digital video customers quarterly net gain (h) (n)	(5,700)	25,600	22,400	34,100

Non-Video Cable Services:
High-Speed Internet Services:
Estimated high-speed Internet homes passed (l)	11,292,800	11,287,800	11,229,400	11,172,200
Residential high-speed Internet customers (i)	2,957,700	2,947,100	2,875,200	2,781,800
Estimated penetration of high-speed Internet homes passed (i) (l) (m)	26.2%	26.1%	25.6%	24.9%
Pro forma average monthly high-speed Internet revenue per high-speed Internet customer (f)	$41.41	$41.26	$40.26	$40.68
Pro forma high-speed Internet customers quarterly net gain (i) (n)	10,600	71,900	22,900	19,400

Telephone Services:
Estimated telephone homes passed (l)	10,587,700	10,577,400	10,434,400	9,985,800
Telephone customers (j)	1,480,000	1,423,100	1,348,800	1,175,200
Estimated penetration of telephone homes passed (i) (l) (m)	14.0%	13.5%	12.9%	11.8%
Pro forma average monthly telephone revenue per telephone customer (f)	$42.67	$42.56	$41.06	$40.62
Pro forma telephone customers quarterly net gain (j) (n)	56,900	74,300	75,200	90,200

Pro forma operating statistics reflect the sales of cable systems in 2008 and 2009 as if such transactions had occurred as of the last day of the respective period for all periods presented. The pro forma statements of operations do not include adjustments for financing transactions completed by Charter during the periods presented or certain other dispositions of assets because those transactions did not significantly impact Charter's adjusted EBITDA. However, all transactions completed in 2008 and 2009 have been reflected in the operating statistics.

At December 31, 2008 actual basic video customers, digital video customers, high-speed Internet customers and telephone customers were 5,036,400, 3,133,400, 2,875,200, and 1,348,800, respectively.

At June 30, 2008 actual basic video customers, digital video customers, high-speed Internet customers and telephone customers were 5,154,000, 3,056,900, 2,787,300, and 1,175,500, respectively.

See footnotes to unaudited summary of operating statistics on page 6 of this addendum.

Addendum to Charter Communications, Inc. Second Quarter 2009 Earnings Release

(a)  "Customers" include all persons our corporate billing records show as receiving service (regardless of their payment status), except for complimentary accounts.  In addition, at June 30, 2009, March 31, 2009, December 31, 2008, and June 30, 2008, “customers” include approximately 37,200, 30,600, 36,000, and 34,200 persons, respectively, whose accounts were over 60 days past due in payment, approximately 6,200, 4,400, 5,300, and 5,300 persons, respectively, whose accounts were over 90 days past due in payment and approximately 2,900, 2,700, 2,700, and 2,600 persons, respectively, whose accounts were over 120 days past due in payment.

(b)  "Basic video customers" include all residential customers who receive video services (including those who also purchase high-speed Internet and telephone services) but excludes approximately 431,700, 419,500, 408,900, and 394,900 customer relationships at June 30, 2009, March 31, 2009, December 31, 2008, and June 30, 2008, respectively, who receive high-speed Internet service only, telephone service only, or both high-speed Internet service and telephone service and who are only counted as high-speed Internet customers or telephone customers.

(c)  Included within "basic video customers" are those in commercial and multi-dwelling structures, which are calculated on an equivalent bulk unit (“EBU”) basis.  In the second quarter of 2009, we began calculating EBUs by dividing the bulk price charged to accounts in an area by the published rate charged to non-bulk residential customers in that market for the comparable tier of service rather than the most prevalent price charged as was used previously.  This EBU method of estimating basic video customers is consistent with the methodology used in determining costs paid to programmers and is consistent with the methodology used by other multiple system operators (MSOs).  As of March 31, 2009, December 31, 2008 and June 30, 2008, EBUs decreased by 10,500, 9,300, and 8,000, respectively, as a result of the change in methodology.  As we increase our published video rates to residential customers without a corresponding increase in the prices charged to commercial service or multi-dwelling customers, our EBU count will decline even if there is no real loss in commercial service or multi-dwelling customers.

(d)  "Customer relationships" include the number of customers that receive one or more levels of service, encompassing video, Internet and telephone services, without regard to which service(s) such customers receive.  This statistic is computed in accordance with the guidelines of the National Cable & Telecommunications Association (NCTA) that have been adopted by eleven then publicly traded cable operators, including Charter.

(e) "Pro forma average monthly revenue per basic video customer" is calculated as total quarterly pro forma revenue divided by three divided by average pro forma basic video customers during the respective quarter.

(f) "Pro forma average monthly revenue per customer" represents quarterly pro forma revenue for the service indicated divided by three divided by the number of pro forma customers for the service indicated during the respective quarter.

(g) "Residential bundled customers" include residential customers receiving a combination of at least two different types of service, including Charter's video service, high-speed Internet service or telephone.  "Residential bundled customers" do not include residential customers who only subscribe to video service.

(h) "Digital video customers" include all basic video customers that have one or more digital set-top boxes or cable cards deployed.

(i)  "Residential high-speed Internet customers" represent those residential customers who subscribe to our high-speed Internet service.  At June 30, 2009, March 31, 2009, December 31, 2008, and June 30, 2008, approximately 2,644,400, 2,639,400, 2,576,600, and 2,489,700 of these high-speed Internet customers, respectively, receive video and/or telephone services from us and are included within the respective statistics above.

(j)  "Telephone customers" include all customers receiving telephone service.  As of June 30, 2009, March 31, 2009, December 31, 2008, and June 30, 2008, approximately 1,443,700, 1,390,100, 1,311,200, and 1,133,600 of these telephone customers, respectively, receive video and/or high-speed Internet services from us and are included within the respective statistics above.

(k)  "Revenue generating units" represent the sum total of all basic video, digital video, high-speed Internet and telephone customers, not counting additional outlets within one household.  For example, a customer who receives two types of service (such as basic video and digital video) would be treated as two revenue generating units, and if that customer added on high-speed Internet service, the customer would be treated as three revenue generating units.    This statistic is computed in accordance with the guidelines of the NCTA.

(l)  "Homes passed" represent our estimate of the number of living units, such as single family homes, apartment units and condominium units passed by our cable distribution network in the areas where we offer the service indicated.  "Homes passed" exclude commercial units passed by our cable distribution network.  These estimates are updated for all periods presented when estimates change.

(m) "Penetration" represents customers as a percentage of homes passed for the service indicated.

(n) "Pro forma quarterly net gain (loss)" represents the pro forma net gain or loss in the respective quarter for the service indicated.

(o) "Digital penetration of basic video customers" represents the number of digital video customers as a percentage of basic video customers.

Addendum to Charter Communications, Inc. Second Quarter 2009 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
UNAUDITED RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES
(DOLLARS IN MILLIONS)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
	Actual	Actual	Actual	Actual

Net cash flows from operating activities	$438	$(36)	$625	$168
Less: Purchases of property, plant and equipment	(271)	(316)	(540)	(650)
Less: Change in accrued expenses related to capital expenditures	8	(10)	(19)	(41)

Free cash flow	175	(362)	66	(523)

Interest on cash pay obligations (b)	205	460	653	912
Purchases of property, plant and equipment	271	316	540	650
Change in accrued expenses related to capital expenditures	(8)	10	19	41
Reorganization items, net	161	-	194	-
Other, net	4	25	(46)	35
Change in operating assets and liabilities	(170)	142	(172)	21

Adjusted EBITDA (c)	$638	$591	$1,254	$1,136

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
	Actual	Pro Forma (a)	Pro Forma (a)	Pro Forma (a)

Net cash flows from operating activities	$438	$(38)	$625	$165
Less: Purchases of property, plant and equipment	(271)	(316)	(540)	(650)
Less: Change in accrued expenses related to capital expenditures	8	(10)	(19)	(41)

Free cash flow	175	(364)	66	(526)

Interest on cash pay obligations (b)	205	460	653	912
Purchases of property, plant and equipment	271	316	540	650
Change in accrued expenses related to capital expenditures	(8)	10	19	41
Reorganization items, net	161	-	194	-
Other, net	4	25	(46)	35
Change in operating assets and liabilities	(170)	142	(172)	21

Adjusted EBITDA (c)	$638	$589	$1,254	$1,133

(a) Pro forma results reflect certain sales of cable systems in 2008 and 2009 as if they occurred as of January 1, 2008.

(b) Interest on cash pay obligations excludes accretion of original issue discounts on certain debt securities and amortization of deferred financing costs that are reflected as interest expense in our consolidated statements of operations.

(c) See page 1 of this addendum for detail of the components included within adjusted EBITDA.

The above schedules are presented in order to reconcile adjusted EBITDA and free cash flows, both non-GAAP measures, to the most directly comparable GAAP measures in accordance with Section 401(b) of the Sarbanes-Oxley Act.

Addendum to Charter Communications, Inc. Second Quarter 2009 Earnings Release

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
CAPITAL EXPENDITURES
(DOLLARS IN MILLIONS)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

Customer premise equipment (a)	$141	$158	$308	$323
Scalable infrastructure (b)	50	52	95	133
Line extensions (c)	17	23	31	44
Upgrade/Rebuild (d)	9	12	14	29
Support capital (e)	54	71	92	121

Total capital expenditures	$271	$316	$540	$650

(a) Customer premise equipment includes costs incurred at the customer residence to secure new customers, revenue units and additional bandwidth revenues. It also includes customer installation costs in accordance with SFAS No. 51 and customer premise equipment (e.g., set-top boxes and cable modems, etc.).

(b) Scalable infrastructure includes costs, not related to customer premise equipment or our network, to secure growth of new customers, revenue units and additional bandwidth revenues or provide service enhancements (e.g., headend equipment).

(c) Line extensions include network costs associated with entering new service areas (e.g., fiber/coaxial cable, amplifiers, electronic equipment, make-ready and design engineering).

(d) Upgrade/rebuild includes costs to modify or replace existing fiber/coaxial cable networks, including betterments.

(e) Support capital includes costs associated with the replacement or enhancement of non-network assets due to technological and physical obsolescence (e.g., non-network equipment, land, buildings and vehicles).

Addendum to Charter Communications, Inc. Second Quarter 2009 Earnings Release